Independent Auditors' Consent and Report on Schedules

The Board of Directors
Penn-America Group, Inc.:

The audits referred to in our report dated January 22, 1999 include the related financial statement schedules as of December 31, 1998, and for each of the years in the two year period ended December 31, 1998, included in the annual report on Form 10-K. These financial statement schedules are the responsibility of management. Our responsibility is to express art opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the Registration Statement (No. 33-82728) on Form S-8 of Penn-America Group, Inc. of our reports dated January 22, 1999, relating to the consolidated balance sheet of Penn-America Group, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, which reports appear in the December 31, 1999 annual report on Form 10-K of Penn-America Group, Inc.

KPMG LLP

Philadelphia, Pennsylvania
March 23, 2000


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             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

The Board of Directors
Penn-America Group, Inc.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Penn-America Group, Inc. of our report dated January 21, 2000, included in the 1999 Annual Report to Shareholders of Penn-America Group, Inc.. Our audit also included the financial statement schedules of Penn-America Group, Inc. listed in Item 14(a) as of December 31, 1999 and for the year then ended. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the 1999 financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-82728) of Penn-America Group and its subsidiaries of our report dated January 21, 2000, with respect to the consolidated financial statements and schedules of Penn-America Group, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year end December 31, 1999.


                                                  /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 20,2000